Exhibit 16.1

November 22, 2019

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re: Commission File Number:  001-38248
       RumbleOn, Inc.

We have read the statements made by RumbleOn, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of RumbleOn, Inc. dated November 22, 2019.  We agree with the statements made concerning the dismissal of our firm as RumbleOn, Inc.’s principal accountants effective November 19, 2019.

Sincerely,

/s/ Scharf Pera & Co., PLLC